EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust (the “Trust”) of each of our reports dated May 26, 2020, relating to the financial statements and financial highlights, which appears in the Annual Reports on Form N-CSR for the period ended March 31, 2020 of the Funds listed in Appendix A. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2020

Appendix A

Fund
Goldman Sachs Dynamic Municipal Income Fund

Goldman Sachs High Yield Municipal Fund

Goldman Sachs Short Duration Tax-Free Fund

Goldman Sachs Municipal Income Completion Fund

Goldman Sachs Emerging Markets Debt Fund

Goldman Sachs High Yield Fund

Goldman Sachs High Yield Floating Rate Fund

Goldman Sachs Investment Grade Credit Fund

Goldman Sachs Local Emerging Markets Debt Fund

Goldman Sachs U.S. Mortgages Fund

Goldman Sachs Enhanced Income Fund

Goldman Sachs Government Income Fund

Goldman Sachs High Quality Floating Rate Fund

Goldman Sachs Inflation Protected Securities Fund

Goldman Sachs Short Duration Government Fund

Goldman Sachs Short Duration Income Fund

Goldman Sachs Short-Term Conservative Income Fund

Goldman Sachs Bond Fund

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Global Core Fixed Income Fund (formerly, Goldman Sachs Global Income Fund)

Goldman Sachs Strategic Income Fund

Goldman Sachs Income Fund

Goldman Sachs Long Short Credit Strategies Fund

2